UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2013

WIRELESS ATTACHMENTS, INC.

(Exact name of small business issuer as specified in its charter)

Colorado	333-175825	27-3515499
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2789 S. Lamar Street

Denver, Colorado 80227

(Address of principal executive offices)

(303) 763-7527

(Issuer’s telephone number)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.     Changes in Registrant’s Certifying Accountant

(a) Resignation of Independent Certifying Accountant

On June 21, 2013, Comiskey and Company (“Comiskey”), the principal independent accountant of the Company, notified the Company that they are discontinuing their public company auditing practice and will not be continuing as the Company’s auditors for fiscal 2014.

During the Company’s two most recent fiscal years and any subsequent interim period preceding the resignation of Comiskey, there were no disagreements with Comiskey that were not resolved on any matter concerning accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Comiskey, would have caused Comiskey to make reference to the subject matter of the disagreements in connection with its reports.  Comiskey, as the Company’s principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles.  During the Company’s two most recent fiscal years there have been no reportable events, as defined in Regulation S-K Item 304(a)(1)(v).

The Company has provided Comiskey with a copy of the foregoing disclosures and requested that Comiskey provide the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

Item 9.       Exhibits

Letter from Comiskey and Company, P.C. to the SEC dated June 21, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Wireless Attachments, Inc.

By:	/s/ Steve S. Sinohui
Name:	Steve S. Sinohui
President, Chief Executive Officer, Chief Financial Officer and sole Director

Date: June 25, 2013

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